EXHIBIT 10.3
VOTING SUPPORT AGREEMENT
THIS AGREEMENT is made as of December 11, 2013.
BETWEEN:
2396638 Ontario Inc., a corporation existing under the laws of Ontario, Canada (the "Purchaser")
- and -
Apotex Holdings Inc., a corporation existing under the laws of Ontario, Canada (the "Securityholder")
- and -
Emergent BioSolutions Inc., a corporation existing under the laws of Delaware, USA (the "Parent")
RECITALS:
1.	The Securityholder is the beneficial owner, directly or indirectly, of certain Company Shares.
2.	The Securityholder understands that the Company, the Purchaser and the Parent have entered into the Arrangement Agreement.
3.
This Agreement sets out, among other things, the terms and conditions of the agreement of the Securityholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein.

4.	The Parent owns all of the outstanding securities of the Purchaser.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:
ARTICLE 1
 INTERPRETATION
1.1	Definitions
Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement. In this Agreement, including the recitals:
"affiliate" of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly, and "control" and any derivation thereof means the holding of voting securities of another entity sufficient to elect a majority of the board of directors (or the equivalent) of such entity; provided that, notwithstanding the foregoing, the Company and each of its Subsidiaries shall be deemed to not be an affiliate of the Securityholder or any of its affiliates;
"Arrangement Agreement" means the arrangement agreement dated December 11, 2013 between the Purchaser, the Company and the Parent, a copy of which is attached to this Agreement as Schedule "B";
"Company" means Cangene Corporation, a corporation existing under the laws of the Province of Ontario;
"Deadline Date" means (i) if Parent or Purchaser has not commenced an Alternative Transaction prior to June 30, 2014, then June 30,2014, and (ii) if Parent or Purchaser has commenced an Alternative Transaction prior to June 30, 2014, the earlier of (A) the termination of the Alternative Transaction and (B) July 31, 2014;
"Expiry Time" has the meaning ascribed thereto in Section 3.1(a);
"Governmental Entity" means any national, supra-national, federal, state, municipal, local or foreign government, or any court, tribunal, arbitrator, administrative agency, commission or other governmental or quasi-governmental authority or instrumentality, including any government-owned or government-controlled enterprise, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental body exercising any regulatory, taxing or other governmental or quasi-governmental authority;
"Law" means all United States or foreign federal, state, national, supra-national, provincial, municipal or local laws, constitutions, statutes, codes, rules, common law, regulations, ordinances, executive orders, treaties, decrees or edicts by a Governmental Entity having the force of law;
"Notice" has the meaning ascribed thereto in Section 4.9;
"Subject Securities" means the Company Shares currently owned by the Securityholder as specified in Schedule "A" hereto, and any other Company Shares acquired by the Securityholder or any of its affiliates subsequent to the date hereof, and will include all securities which such Subject Securities may be converted into, exchanged for or otherwise changed into;
1.2	Singular; Plural, etc.
In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.
1.3	Currency
Unless otherwise expressly stated, all references to currency herein will be deemed to be references to U.S. currency.
1.4	Headings, etc.
The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.
1.5	Date for any Action
In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day.  In this Agreement, references from or through any date mean, unless otherwise specified, from and including that date and/or through and including that date, respectively.
1.6	Governing Law
This Agreement will be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein, and will be construed and treated in all respects as an Ontario contract.  Each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement.
1.7	Incorporation of Schedules
Each of Schedules "A" and "B" attached hereto, for all purposes hereof, forms an integral part of this Agreement.
ARTICLE 2
 REPRESENTATIONS AND WARRANTIES
2.1	Representations and Warranties of the Securityholder
The Securityholder represents and warrants to the Purchaser and the Parent (and acknowledges that they are relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:
(a)	The Securityholder has been duly created and is a valid and subsisting corporation under the laws of the Province of Ontario, Canada.
(b)
The Securityholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding obligation of the Securityholder enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(c)
The Securityholder owns all of the Subject Securities.  Other than the Subject Securities, and other Company Shares that are governed by the other Voting Support Agreements being entered into concurrently with this Agreement by the entities and individuals and in the amounts as specified in Schedule A, neither the Securityholder nor any of its affiliates, beneficially own, or exercise control or direction over any additional securities, or any securities convertible or exchangeable into any additional securities, of the Company or any of its affiliates.

(d)
Currently the Securityholder is, and at the time at which the Subject Securities are acquired by the Purchaser under the Arrangement will be, the sole beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of all Liens.

(e)	The Securityholder has the sole right to sell and vote or direct the sale and voting of the Subject Securities.
(f)
No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities or any interest therein or right thereto, except the Purchaser pursuant to the Arrangement.

(g)
No consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Securityholder in connection with the execution and delivery of this Agreement by the Securityholder and the performance by it of its obligations under this Agreement.

(h)
There is no proceeding, claim or investigation pending before any Governmental Entity, or to the best of the knowledge of the Securityholder, threatened against the Securityholder or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Securityholder's ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(i)
None of the Subject Securities is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the Company's securityholders or give consents or approvals of any kind.

(j)
None of the execution and delivery by the Securityholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Securityholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Securityholder; (ii) any contract to which the Securityholder is a party or by which the Securityholder is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Law.

2.2	Representations and Warranties of the Purchaser and Parent
The Purchaser and the Parent jointly and severally represent and warrant to the Securityholder (and acknowledge that the Securityholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:
(a)
The Purchaser is a corporation duly incorporated and validly existing under the laws of Ontario, Canada and has all necessary corporate power, authority and capacity to enter into this Agreement. The execution and delivery of this Agreement and the performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(b)
None of the execution and delivery by the Purchaser of this Agreement or the compliance by the Purchaser with the Purchaser's obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Purchaser; (ii) any contract to which the Purchaser is a party or by which the Purchaser is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Laws.

(c)
No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement, the performance by it of its obligations under this Agreement and the consummation by the Purchaser of the Arrangement, other than those which are contemplated by the Arrangement Agreement.

(d)
There is no proceeding, claim or investigation pending before any Governmental Entity, or to the best of the knowledge of the Purchaser, threatened against the Purchaser or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Purchaser's ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(e)
The Parent is a corporation duly incorporated and validly existing under the laws of Delaware, USA and has all necessary corporate power, authority and capacity to enter into this Agreement.  The execution and delivery of this Agreement and the performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Parent. This Agreement constitutes a legal, valid and binding obligation of the Parent enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(f)
None of the execution and delivery by the Parent of this Agreement or the compliance by the Parent with the Parent's obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Parent; (ii) any contract to which the Parent is a party or by which the Parent is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Laws.

(g)
No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by the Parent in connection with the execution and delivery of this Agreement, the performance by it of its obligations under this Agreement and the consummation by the Parent of the Arrangement, other than those which are contemplated by the Arrangement Agreement.

(h)
There is no proceeding, claim or investigation pending before any Governmental Entity, or to the best of the knowledge of the Parent, threatened against the Parent or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Parent's ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

ARTICLE 3
 COVENANTS
3.1	Covenants of the Securityholder
(a)
The Securityholder hereby covenants with the Purchaser and the Parent that from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (the "Expiry Time"), the Securityholder will not:

(i)
without having first obtained the prior written consent of the Parent, which consent shall not be unreasonably withheld, sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in any of the Subject Securities or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than (A) pursuant to the Arrangement or (B) transfers to or between affiliates of the Securityholder (provided that (1) the Securityholder will notify Parent of any such transfer; (2) such transfer does not relieve the Securityholder of any of its obligations under this Agreement with respect to the Subject Securities; and (3) any affiliate of the Securityholder will be required, in Parent's sole discretion, to enter into an agreement with Purchaser and the Parent substantially in the form of this Agreement with respect to all of such Subject Securities);

(ii)
other than as set forth herein, grant or agree to grant any proxies or powers of attorney, deposit any Subject Securities into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Subject Securities; or

(iii)	requisition or join in the requisition of any meeting of any of the securityholders of the Company for the purpose of considering any resolution.
(b)	The Securityholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to vote (or cause to be voted) all the Subject Securities:
(i)	at any meeting of any of the securityholders of the Company at which the Securityholder is entitled to vote, including the Company Meeting; and
(ii)	in any action by written consent of the securityholders of the Company, in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement).  In connection with the foregoing, subject to this Section 3.1(b), the Securityholder hereby agrees to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of the Subject Securities as soon as practicable following the mailing of the Company Circular and in any event at least 10 calendar days following such mailing, voting all such Subject Securities in favour of the Arrangement Resolution. The Securityholder hereby agrees that it will not take, nor permit any Person on its behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Securityholder might have unless this Agreement has at such time been previously terminated in accordance with Section 4.1.
(c)
The Securityholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to vote (or cause to be voted) the Subject Securities against any proposed action by the Company, its Shareholders, any of the Company's Subsidiaries or any other Person: (i) in respect of any Acquisition Proposal or Superior Proposal or other merger, take-over bid, amalgamation, plan of arrangement, business combination or similar transaction involving the Company or any Subsidiary of the Company, other than the Arrangement; (ii) which would reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the Arrangement, including without limitation any amendment to the articles or by-laws of the Company or any of its affiliates or their respective corporate structures; or (iii) any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the Company under the Arrangement Agreement if such breach requires Shareholder approval;

(d)
Until the Expiry Time, the Securityholder hereby covenants, undertakes and agrees, in the event that any transaction other than the Arrangement is presented for approval of, or acceptance by, the Shareholders, whether or not it may be recommended by the Company's directors, not to directly or indirectly, (i) accept, knowingly assist or otherwise knowingly further the successful completion of such transaction or (ii) purport to tender or deposit into any such transaction any of the Subject Securities, and, in the event the directors of the Company make a Change in Recommendation, the Securityholder will, if requested by the Parent, publicly affirm its commitment to vote in favour of the Arrangement in accordance with the terms of this Agreement.

(e)	Until the Expiry Time, the Securityholder will not, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:
(i)	solicit proxies or become a participant in a solicitation in opposition to or in competition with the Purchaser in connection with the Arrangement;
(ii)
assist any affiliate or knowingly assist any other Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the Purchaser in connection with the Arrangement;

(iii)	act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the Purchaser in connection with the Arrangement;
(iv)
solicit, initiate, knowingly assist, knowingly encourage or otherwise facilitate (including by way of entering into any agreement, arrangement or understanding), any inquiry, proposal or offer relating to any Acquisition Proposal or potential Acquisition Proposal (other than the Purchaser's Acquisition Proposal pursuant to the Arrangement Agreement);

(v)	participate in any discussions or negotiations regarding any Acquisition Proposal (other than the Purchaser's Acquisition Proposal pursuant to the Arrangement Agreement);
(vi)
accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Acquisition Proposal (other than the Purchaser's Acquisition Proposal pursuant to the Arrangement Agreement); or

(vii)	cooperate in any way with, participate in or knowingly assist, knowingly encourage or otherwise facilitate any effort or attempt by any other Person to do or seek to do any of the foregoing.
(f)
The Securityholder will not (i) exercise any dissent rights in respect of the Arrangement; or (ii) take any other action of any kind, in each case which would reasonably be regarded as likely to reduce the success of, or materially delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement.

(g)
The Securityholder will, and will cause each of its affiliates to, immediately cease and cause to be terminated any existing discussions or negotiations with any parties with respect to any potential Acquisition Proposal (other than the Purchaser's Acquisition Proposal pursuant to the Arrangement Agreement).

(h)
Until the Expiry Time, at the request of the Purchaser, the Parent or the Company, the Securityholder will use all commercially reasonable efforts in its capacity as a Shareholder to assist the Company, the Purchaser and the Parent to make all regulatory filings required to complete the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement.

(i)	The Securityholder hereby consents to:
(i)
details of this Agreement being set out in any press release, information circular, including the Company Circular, and court documents produced by the Company, the Purchaser, the Parent or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement, provided that to the extent any such filing contains disclosure regarding the Securityholder or its affiliates, the Securityholder has been provided with a reasonable opportunity to review and comment on such disclosure and reasonable consideration has been given by the Purchaser to any such comments; and

(ii)
this Agreement being made publicly available, including by filing on the System for Electronic Document Analysis and Retrieval (SEDAR) operated on behalf of the Canadian Securities Administrators and/or by filing with or furnishing to the SEC, provided that the parties agree that this Agreement, including schedules, will be filed in its entirety on SEDAR and/or filed with or furnished to the SEC, without redaction other than (A) certain facsimile information in Section 4.9(a) hereof and Section 11.7 [Notices] of the Arrangement Agreement; and (B) specific dollar amounts referred to in Section 6.1 [Conduct of Business] of the Arrangement Agreement.

(j)
Except as required by applicable Law or applicable stock exchange requirements, the Securityholder will not, and will ensure that its affiliates do not, make any public announcement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of the Purchaser.

3.2	Alternative Forms of Transaction
If the event that, in lieu of the Arrangement, the Purchaser, the Parent or the Company determines in its good faith judgment that it is necessary or desirable to complete the acquisition of the Company Shares pursuant to an Alternative Transaction (as defined below), then the Securityholder shall, during the term of this Agreement, upon request of the Purchaser or the Parent support the completion of such Alternative Transaction in the same manner as the Arrangement in accordance with the terms and conditions of this Agreement, including by depositing or causing the deposit of the Subject Securities into the Alternative Transaction and not withdrawing them. For the purposes of this Agreement, an "Alternative Transaction" means a take-over bid made by the Parent (or an affiliate) in compliance with applicable securities Laws, to all of the shareholders of the Company that satisfies each of the following conditions (a) it provides for economic terms which, in relation to the Securityholder, on an after-tax basis, are in all respects at least equivalent to or better than those contemplated by the Arrangement Agreement, (b) it provides for conditions that are not more onerous than those set forth in the Arrangement Agreement, (c) it expires (following any extensions) no later than the earlier of (i) 70 days from the date that the Purchaser commences any take-over bid, and (ii) the Deadline Date, (d) it is, from the perspective of the Securityholder acting reasonably, otherwise on terms not materially more onerous on the Securityholder than the Arrangement, and (e) it is subject to a minimum tender condition of at least 66 2/3% of the outstanding Company Shares that cannot be waived without the approval of the Securityholder.
3.3	Covenant of the Purchaser and Parent
Subject to Section 4.1, each of Purchaser and the Parent will (a) comply with its respective obligations under the Arrangement Agreement and (b) take all steps required of it to cause the Arrangement to occur in both cases in accordance with the terms of and subject to the conditions set forth in the Arrangement Agreement.
ARTICLE 4
 GENERAL
4.1	Termination
This Agreement will automatically terminate upon written notice from any party hereto and be of no further force or effect upon the earliest to occur of:
(a)	the agreement in writing of the Purchaser, the Parent and the Securityholder;
(b)
the termination of the Arrangement Agreement in accordance with its terms, unless prior to or concurrently with the termination of the Arrangement Agreement, the Parent (or an affiliate) commences an Alternative Transaction;

(c)	written notice by the Securityholder to the Parent if:
(i)	subject to Section 4.3, any representation or warranty of the Purchaser or the Parent under this Agreement is untrue or incorrect in any material respect;
(ii)
without the prior written consent of the Securityholder, there is any decrease in, or change in the form of, the consideration as set out in the Arrangement Agreement, other than any adjustment to the consideration pursuant to the terms of the Arrangement Agreement;

(iii)
without the prior written consent of the Securityholder, (A) the conditions to the consummation of the Arrangement as set forth in the Arrangement Agreement have been amended in a manner that is adverse to the Securityholder, or (B) the terms of the Arrangement Agreement have been otherwise varied in a manner that is materially adverse to the Securityholder; or

(iv)	subject to Section 4.3, the Purchaser or the Parent has not complied in any material respect with its covenants contained herein;
provided that at the time of such termination, the Securityholder is not in material default in the performance of its obligations under this Agreement;
(d)	written notice by the Purchaser or the Parent to the Securityholder if:
(i)	subject to Section 4.3, any representation or warranty of the Securityholder under this Agreement is untrue or incorrect in any material respect; or
(ii)	the Securityholder has not complied in any material respect with its covenants contained herein;
provided that at the time of such termination, neither the Purchaser nor the Parent is in material default in the performance of its obligations under this Agreement; and
(e)
the Deadline Date, if the conditions provided in Section 3.1 [Mutual Conditions] or Section 3.2 [Conditions in Favour of Company] of the Arrangement Agreement have not been satisfied by the Parent or Purchaser or waived by Company on or before the Deadline Date, provided however that this Agreement shall not terminate pursuant to this Section 4.1(e) if the Company's failure to fulfill any of its obligations under the Arrangement Agreement or if its breach of any of its representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the consummation of the Arrangement to occur by the Deadline Date.

4.2	Time of the Essence
Any date, time or period referred to in this Agreement will be of the essence, except to the extent to which the Securityholder, the Purchaser and the Parent agree in writing to vary any date, time or period, in which event the varied date, time or period will be of the essence.
4.3	Notice and Cure Provisions
(a)
Each party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the termination of this Agreement of any event or state of facts which occurrence or failure would, or would be likely to give rise to a right of termination by the other party pursuant to Sections 4.1(c) or 4.1(d). Notification provided under this Section 4.3 will not affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto).

(b)
The Securityholder may not exercise its right to terminate this Agreement pursuant to Sections 4.1(c)(i) or 4.1(c)(iv) and the Purchaser or the Parent may not exercise its right to terminate this Agreement pursuant to Section 4.1(d) unless the party seeking to terminate the Agreement delivers a written notice to the other party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the termination right.  If any such notice is delivered prior to the Company Meeting, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may exercise such termination right until the earlier of (a) two Business Days prior to the Company Meeting, and (b) the date that is 10 Business Days following receipt of such notice by the party to whom the notice was delivered, if such matter has not been cured by such date.  If any such notice is delivered after the date of the Company Meeting, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may exercise such termination right until the earlier of (a) five Business Days prior to the Deadline Date, and (b) the date that is 10 Business Days following receipt of such notice by the Party to whom the notice was delivered.

4.4	Effect of Termination
If this Agreement is terminated in accordance with the provisions of Section 4.1, no party will have any further liability to perform its obligations under this Agreement, provided that neither the termination of this Agreement nor anything contained in Section 4.1 will relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.
4.5	Equitable Relief
(a)
The parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Securityholder, on the one hand, or the Purchaser or the Parent, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Securityholder, on the one hand, and the Purchaser or the Parent, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each of the parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by it, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other parties under this Agreement.

(b)
The parties hereto further agree that (x) by seeking the remedies provided for in this Section 4.5, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 4.5 are not available or otherwise are not granted, and (y) nothing set forth in this Section 4.5 shall require any party hereto to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under this Section 4.5 prior or as a condition to exercising any termination right under Section 4.1 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding restrict or limit any party's right to terminate this Agreement in accordance with the terms of Section 4.1 or pursue any other remedies under this Agreement that may be available then or thereafter.

4.6	Waiver; Amendment
Each party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties or in the case of a waiver, by the party against whom the waiver is to be effective and no failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).
4.7	Entire Agreement
This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.
4.8	Survival of Representations, Warranties and Covenants
The representations and warranties of the parties set out in Article 2 shall survive the closing of the Arrangement Agreement and remain in full force and effect for 18 months thereafter.  This Section 4.8 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.
4.9	Notices
Any notice, consent or approval required or permitted to be given in connection with this Agreement (each, a "Notice") will be in writing and will be sufficiently given if delivered (whether in person or other personal method of delivery) or if sent by prepaid overnight courier:
(a)	if to the Purchaser or the Parent:
Emergent BioSolutions Inc.
General Counsel
2273 Research Boulevard, Suite 400
Rockville, Maryland 20850
 United States

Attention:                          General Counsel
Facsimile:                          301-795-6783
with a copy (which will not constitute notice) to:
DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
United States

Attention:                          Howard S. Schwartz
Facsimile:                          410-580-3251
and to:
McCarthy Tétrault LLP
66 Wellington Street West
Suite 5300
Toronto Dominion Bank Tower
Toronto, ON   M5K 1E6

Attention:                          Graham P.C. Gow
                          Ian Michael
Facsimile:                          416-868-0673
(b)	if to the Securityholder:
Apotex Holdings Inc.
150 Signet Drive
 Toronto, ON  M9L 1T9
Attention:                          President
Facsimile:                          416-401-3808
and to (which will not constitute notice):
Global Legal Department
Apotex Holdings Inc.
150 Signet Drive
Toronto, ON  M9L 1T9

Attention:                          General Counsel
Facsimile:                          416-401-3808
Any notice sent by prepaid overnight courier will be deemed to have been delivered as of the following Business Day.  Any party hereto may, from time to time, change its address by giving Notice to the other parties in accordance with the provisions of this Section.
4.10	Severability
To the extent permitted by applicable Law, the parties waive any provision of applicable Law which renders any provision of this Agreement invalid or unenforceable in any respect. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are fulfilled to the fullest extent possible.
4.11	Successors and Assigns
The provisions of this Agreement will be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns and legal personal representatives, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto.
4.12	Expenses
Each party will pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement provided that each party (the "breaching party") shall pay the fees and disbursements of legal counsel to another party (the "non-breaching party") to the extent related to any Proceedings brought by a non-breaching party to enforce this Agreement as a result of a breach of any provision of this Agreement by the breaching party.
4.13	Independent Legal Advice
Each of the parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.
4.14	Further Assurances
The parties hereto will, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party will provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.
4.15	Language
The parties expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.
4.16	Execution and Delivery
This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile or other electronic means and all the counterparts and facsimiles or other electronic copies together constitute one and the same agreement, and such facsimile or other electronic copies will be legally effective to create a valid and binding agreement between the parties.
4.17	Fiduciary Duties
For the avoidance of doubt, nothing in this Agreement shall limit any individual who is a director or officer of Company or any of its Subsidiaries from performing his or her fiduciary duties as a director or an officer of Company or any such Subsidiary, including for greater certainty, doing any act or thing permitted by the Arrangement Agreement, and no action taken by any such individual described pursuant to this Section 4.17 shall constitute a breach of this Agreement by the Securityholder or any of its affiliates.
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IN WITNESS OF WHICH the parties have executed this Agreement.

2396638 Ontario Inc.
By:	/s/ Daniel J. Abdun-Nabi
Name: Daniel J. Abdun-Nabi
Title: Vice President

Apotex Holdings Inc.
By:	/s/ Bernard C. Sherman
Name: Bernard C. Sherman
Title: Chairman

Emergent BioSolutions Inc.
By:	/s/ Daniel J. Abdun-Nabi
Name: Daniel J. Abdun-Nabi
Title: President and Chief Executive Officer

SCHEDULE "A"
COMPANY SHARES

Securityholder	Company Shares
Apotex Inc.	57,315 common shares
Apotex Holdings Inc.	24,500,493 common shares
Sherman Foundation	15,392,822 common shares
Apotex Foundation	787,157 common shares
Bernard C. Sherman	135,000 common shares

SCHEDULE "B"
ARRANGEMENT AGREEMENT